UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 3, 2006

Genesee & Wyoming Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-31456	06-0984624
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

66 Field Point Road, Greenwich, Connecticut		06830
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	203-629-3722

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

The information set forth under Item 5.02 is incorporated herein by reference.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(d) Election of Director

Effective August 3, 2006, the Board of Directors (the "Board") of Genesee & Wyoming Inc. (the "Company") elected Oivind Lorentzen to serve as a Director. Mr. Lorentzen will stand for reelection by the stockholders at the Company’s 2007 Annual Meeting of Stockholders.

Upon Mr. Lorentzen’s election to the Board, he become eligible to receive equity and cash compensation in accordance with previously adopted compensation arrangements for non-employee directors as disclosed in the Company’s Form 8-K report filed with the Securities and Exchange Commission on June 2, 2006.

In 2005 and 2006, the Company subleased office space to an organization in which Mr. Lorentzen has a financial interest. The sublease was on arms-length commercial terms and lease payments were less than $9,000 a month. The sublease was discontinued in July 2006.

On August 7, 2006, the Company issued a press release announcing the election of Mr. Lorentzen. A copy of the press release is filed with this Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1- Press release, dated August 7, 2006, Announcing Election of Oivind Lorentzen to the Board of Directors of Genesee & Wyoming Inc.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Genesee & Wyoming Inc.

August 7, 2006	By:	/s/ Timothy J. Gallagher

Name: Timothy J. Gallagher
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press release, dated August 7, 2006, Announcing Election of Oivind Lorentzen